Exhibit 20.1

ARRAN  FUNDING  LIMITED - SERIES 05-A

FORM  OF  MONTHLY  SERVICER'S REPORT

Bloomberg Ticker Number:                           ARRAN2005

Arran Funding Limited - Series:                    05-A

ABS - Credit Card - Bank, Closing Date:            December 15, 2005

As at:                                             April 16, 2007

                           RATING (S&P/moodys/fitch)             POOLFACTOR               PAY                     COUPON
TRANCHE   CURRENCY           ORIGINAL         CURRENT      ORIGINAL         CURRENT    FREQUENCY           BASIS         CURRENT
---------------------------------------------------------------------------------------------------------------------------------
Class A      USD     AAA /Aaa/AAA           AAA /Aaa/AAA     100%            100%       Monthly     1 Mth LIBOR + 0.02%  5.34000%
Class B      USD        A/A1/A                 A/A1/A        100%            100%       Monthly     1 Mth LIBOR + 0.18%  5.50000%
Class C      USD      BBB/Baa2/NR           BBB/Baa2/NR      100%            100%       Monthly     1 Mth LIBOR + 0.32%  5.64000%

        Scheduled start of Controlled Accumulation Period:         1 June, 2007
        Expected maturity:                                         15 December, 2008
        Legal final maturity:                                      15 December, 2010
        Structure:                                                 Sr/sub Seq Pay
        Tax Election:                                              Debt
        Amort. Type:                                               Soft Bullet
        Transferors:                                               The Royal Bank of Scotland plc / National Westminster Bank plc
        Originators:                                               The Royal Bank of Scotland plc / National Westminster Bank plc
        Servicer:                                                  RBS Cards, a division of The Royal Bank of Scotland plc
        Trustee:                                                   Bank of New York (The)
        Underwriter:                                               The Royal Bank of Scotland plc

Pool Performance

===========================================================================================================================
Month end            Gross           Expense       Gross Charge        Excess          Excess         Transferor Interest
                   Yield (%)        Rate (%)       Off Rate (%)      Spread (%)      Spread (%)         %             Min %
                                                                                    Roll 1/4 Ave
31 Mar 2007         20.86%            6.60%               8.96%         5.30%           6.07%         34.99%            6%
28 Feb 2007         18.30%            5.86%               6.60%         5.84%           6.11%         37.02%            6%
31 Jan 2007         20.92%            6.23%               7.61%         7.08%           6.13%         39.42%            6%
31 Dec 2006         19.19%            6.43%               7.34%         5.42%           5.80%         41.40%            6%
30 Nov 2006         19.49%            5.97%               7.62%         5.90%           5.43%         40.72%            6%
31 Oct 2006         20.51%            5.76%               8.66%         6.09%           5.27%         41.87%            6%
===========================================================================================================================

Delinquencies (Principal receivables which are 30 days or more past due)


=================================================================================
                                               (% Pool)
                -----------------------------------------------------------------
Month end       30-59 days     60-89 days     90-179 days     180+ days     Total
---------       ----------     ----------     -----------     ---------     -----
31 Mar 2007      1.25%           0.98%            2.50%          3.82%      8.55%
28 Feb 2007      1.23%           0.96%            2.48%          3.79%      8.46%
31 Jan 2007      1.20%           0.96%            2.42%          3.67%      8.25%
31 Dec 2006      1.20%           0.97%            2.36%          3.57%      8.09%
30 Nov 2006      1.24%           0.96%            2.40%          3.56%      8.16%
31 Oct 2006      1.24%           0.95%            2.39%          3.48%      8.05%
=================================================================================

Payment Rate

================================================================================
                      Payments                            Pool balance
               -------------------------------           ----------------
Month End       Total ((pound)000)   Rate (%)               (pound)000

31 Mar 2007         1,161,276        24.32%                 4,618,333
28 Feb 2007         1,023,326        21.05%                 4,775,517
31 Jan 2007         1,270,169        25.27%                 4,861,604
31 Dec 2006         1,103,209        22.21%                 5,026,446
30 Nov 2006         1,200,831        23.71%                 4,967,182
31 Oct 2006         1,138,033        23.88%                 5,063,743
================================================================================

============================================================
Average Actual Balance:                         (pound) 961

Number of Accounts:                               4,804,420
============================================================

IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 16th day of April, 2007


----------------------------------------------------
The Royal Bank of Scotland plc, as Servicer
Patrick Neville
Chief Financial Officer, Cards Business